Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 30, 2004, except for Note 12 which is as of December 15, 2004, relating to the financial statements and financial statement schedule, which appears in Gateway, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the references to us under the heading “Experts” in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California

March 24, 2005